Exhibit 99.1

COMPLETE SETTLEMENT AGREEMENT AND GENERAL RELEASE

READ IT CAREFULLY

NOTICE TO MICHAEL F. MARRANCA:

This is a very important legal document, and you should carefully review and understand the terms and effect of this document before signing it.  By signing this Complete Settlement Agreement and General Release (“Agreement”), you are agreeing to completely release the Fidelity D&D Bancorp, Inc. (Corporation) and Fidelity Deposit & Discount Bank (Bank) and others from all liability to you.  Therefore, you should consult with an attorney before signing the Agreement.  You have twenty-one (21) days from the date of the distribution of this document to consider the Agreement.  If you choose to sign the Agreement, you will have an additional seven (7) days following the date of your signature to revoke the Agreement, and the Agreement shall not become effective or enforceable until the revocation period has expired.

This is a Complete Settlement Agreement and General Release (“Agreement”) by and between MICHAEL F. MARRANCA and his heirs, administrators, beneficiaries, and assigns (individually and collectively “Marranca”) and the Fidelity D&D Bancorp, Inc. (“Corporation”) and the Fidelity Deposit & Discount Bank (“Bank”).  The parties, intending to be legally bound, agree as follows:

1.             Termination of Employment; Payments to Marranca; Obligations of Marranca

a.               Marranca hereby voluntarily retires from his employment with the Corporation and the Bank, his position on their respective Boards of Directors and all other employment and positions with Bank and the Corporation effective as of May 4, 2004.

b.             The Bank shall pay to Marranca by checks in respective amounts of $1,000 minus all appropriate taxes, withholdings and/or deductions, payable every two weeks for 208 biweekly payments, timed to coincide with the Bank’s salary payments to Bank employees, commencing on or immediately after the date of the execution of this Agreement.  Each such check payment shall be conditioned upon Marranca continuously and at all times complying with all of his obligations pursuant to this Agreement, and for tax purposes the check payments shall be reflected on a W-2 tax form and/or other tax form reflective of the stated appropriate taxes, withholdings and/or deductions.  Money paid by the Bank to Marranca from May 4, 2004 through July 30, 2004 shall not be demanded to be returned to the Bank by Marranca.

c.             The Bank shall transfer to Marranca the title of the 1997 Toyota motor vehicle presently utilized by Marranca.

d.     (i)    If Marranca can and does independently obtain separate medical, vision, and dental plan coverage for himself and his spouse through the “Traditional Plan of Blue Cross of NEPA through the Northeast Pa Business Association” (together, the “NEPBA Plan”), which is a multiple employer welfare association plan, then beginning August 1, 2004, Corporation, Bank or their successor shall pay 100% of the cost of such NEPBA Plan health insurance premiums, for the remainder of Marranca’s life and that of Marranca’s spouse, at intervals that in the Bank’s sole discretion are acceptable to the Bank.  However, if, at any time, the NEPBA Plan requires Marranca to be an employee or independent contractor of Bank or Corporation in order for Bank to pay Marranca’s NEPBA Plan medical, vision, and dental plan insurance premiums, then this subparagraph 1(d)(i) shall be null and void and Bank, Corporation, and their successor shall not pay and shall not be required to pay any amount for Marranca’s NEPBA Plan medical, vision, or dental plan health insurance coverage.

(ii)  If for any reason the NEPBA Plan is terminated, expires, or otherwise is no longer available to Marranca and Marranca’s spouse, and Marranca and Marranca’s spouse then either obtain other replacement health insurance coverage or cannot obtain other replacement health insurance coverage for Marranca and Marranca’s spouse, then Bank will pay to or for Marranca and Marranca’s spouse, for the remainder of Marranca’s life and that of Marranca’s spouse,  at intervals that in the Bank’s sole discretion are acceptable to the Bank, an aggregate periodic amount equal to any replacement health insurance coverage for Marranca and Marranca’s spouse, but in any case such periodic payments by Bank shall not be in excess of 150% (net of any applicable taxes or deductions) of the NEPBA Plan periodic premium cost that was applicable to Marranca and Marranca’s spouse at the time that the NEBPA Plan coverage became unavailable to Marranca and Marranca’s spouse.

e.             Marranca may not sell, transfer or assign beneficial or legal interest in more than 5,000 shares of the Corporation or the Bank in any three month period from May 4, 2004 until July 1, 2006.

g.             In the event that the Corporation or the Bank breaches any of their obligations under paragraph 1 a. - d. above, Marranca agrees that his sole remedy shall be an action to recover the amounts set forth in those paragraphs, and any recovery shall be limited to those amounts.  Marranca further agrees that in any and/or all such circumstances, all of his obligations and releases under this Agreement will remain in full force and effect.

2.             Costs, Including Attorneys’ Fees.  Marranca understands and agrees that the Corporation and the Bank shall not be liable to Marranca and/or any present or former attorney for any costs, expenses, or attorneys’ fees of any kind or amount.  Furthermore, Marranca expressly agrees that he is not to be considered to be the “prevailing” or “successful” party within the meaning of any statute, rule, or other law.

3.             Mutual Release.

a.Release by Marranca.  In exchange for the consideration set forth in this Agreement and intending to be legally bound, Marranca, and all other persons or entities claiming with, by, or through him, hereby releases and forever discharges the Corporation, the Bank, their predecessors, successors, affiliates, subsidiaries, parents, partners and all of their present and past shareholders, directors, officers, agents, employees and attorneys, and all other persons or entities who could be said to be jointly or severally liable with them (individually and collectively “the Releasees”) from any and all liabilities, claims, actions, causes of action or suits presently asserted or not asserted, accrued or unaccrued, known or unknown, that Marranca had, now has, or may have or could claim to have against them, from the beginning of time to the date of execution of this Agreement, including, but not limited to all claims and rights: (i)  in any way arising from or based upon Marranca’s employment with the Corporation and the Bank such as and including any Corporation or Bank indemnification of Marranca regarding his actions as a director or officer of Corporation and Bank, which indemnification is no longer required to be provided by Corporation and Bank to Marranca except to the extent that such release of indemnification coverage by Marranca is not permitted by applicable law, or (ii) which relate in any way to the termination of Marranca’s employment and other duties with the Corporation and the Bank, whether pursuant to any oral or written agreements that precede this Agreement.  For

the same exchange of consideration referenced immediately above, and intending to be legally bound, Marranca, and all other persons or entities claiming with, by, or through him, also releases Releasees from any and all liabilities, claims, actions, causes of action or suits presently asserted or not asserted, accrued or unaccrued, known or unknown, that Marranca had, now has, or may have or could claim to have against them, from the beginning of time to the date of execution of this Agreement, including, but not limited to all claims and rights in any way arising from or based upon any claims for wrongful discharge, libel, slander, breach of contract, impairment of economic opportunity, intentional infliction of emotional distress or any other tort, or claims under federal, state, or local constitutions, statutes, regulations, ordinances, or common law, including without limitation claims under the Federal Age Discrimination in Employment Act, the Federal Older Workers Benefit Protection Act, Title VII of Civil Rights Act of 1964, the Americans with Disabilities Act, the Pennsylvania Human Relations Act, the Sarbanes Oxley Act of 2002,  Employee Retirement Income Security Act of 1974, the Civil Rights Acts of 1866, 1871, 1964, and 1991, the Rehabilitation Act of 1973, the Equal Pay Act of 1963, the American with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Sarbanes-Oxley Act of 2002, and any other statute or law.

b. Release by Corporation and Bank.  In exchange for the consideration set forth in this Agreement and intending to be legally bound, Corporation and Bank do hereby knowingly and voluntarily release and forever discharge Marranca from any and all actions, causes of actions, suits, damages, judgments, claims, and/or demands sounding in negligence, brought in law or in equity, (hereinafter collectively referred to as “negligence claims”), which negligence claims Corporation and Bank ever had, now or may or might in the future have against Marranca, based on any acts, omissions, transactions or occurrences occurring prior to or on the date of execution of this Agreement.  Notwithstanding the foregoing, nothing in this Agreement shall be deemed to be a waiver or release by Corporation and Bank of any claims against Marranca which are based on or arise out of: (i) a customer relationship between Marranca, and Corporation and/or Bank, including but not limited to lending relationships between Marranca, and Corporation and/or Bank; or (ii) intentional or fraudulent acts or conduct; or (iii) any alleged misappropriation of Corporation or Bank funds or Bank customer funds for any purposes except to the extent that any such funds have been reimbursed by Marranca.  Also, to the extent that a waiver or release by Corporation or Bank of any particular claim or type of claim would be prohibited under federal or state law, including without limitation, regulations restricting indemnification or any threatened, pending or completed legal or regulatory action, suit or proceeding, such a waiver shall not be effective and is not provided by Corporation and Bank to Marranca, notwithstanding any statement to the contrary in this Agreement.

4.             No Admission of Wrongdoing.  Marranca agrees that this Agreement is not to be construed as a finding or admission of wrongdoing or liability or illegal or unethical conduct by any party.  Nothing in this Agreement shall constitute precedent or evidence in any investigation, proceeding, or trial, with the exception that this Agreement shall be admissible evidence in any proceeding to enforce its terms or secure a remedy for breach of its terms.

5.             Confidential Information.

a.             Marranca agrees that he will not communicate the terms and conditions of the negotiations pertaining to and preceding finalization of this Agreement to any persons other than his spouse, attorneys, and tax advisors.

b.           Marranca acknowledges that, during the course of the employment relationship, he has or will become privy to confidential and proprietary business information belonging to the Bank or the Corporation, the unauthorized disclosure of which could cause serious and irreparable injury to the Bank or the Corporation. The information includes, but is not limited to, information concerning existing and prospective expansion plans; existing and potential financing arrangements; existing and potential marketing plans and activities; proprietary computer software programs and applications; business plans and strategies and other non-public information. Marranca agrees to hold and safeguard the confidential information in trust for the Bank or the Corporation, their successors and assigns, and agrees that he will not, for a period of three (3) years from the date of this Agreement, misappropriate, use for his own advantage, disclose or otherwise make available to anyone who is not an officer of the Bank or the Corporation, for any reason, any of the confidential information, regardless of whether the confidential information was developed or prepared by him or others.  The scope of this Agreement is not limited to information that is patented, patentable, copyrighted or technically classifiable as a trade secret.

6.             Notice of Requests for Information.

a.             In the event that Marranca receives a subpoena, interrogatory, document request, or request for admission, notice of deposition, or other legal paper (“legal document”) or other written or any oral request, that might call for disclosure of Confidential Information or information relating to the Corporation or the Bank, Marranca shall as soon as possible and in any event no later than forty-eight (48) hours after receipt of such request, notify the Bank and its counsel, by telephone and in writing, of such request.  The notice shall include the information contained in the legal document or any other request, and shall attach a copy of such legal document, or written request.  If a request for information relating to the Corporation or the Bank is made orally, then Marranca shall, as soon as possible and in any event no later than seventy-two (72) hours after receipt of the request, notify the Corporation or the Bank and their counsel of receipt of the request and provide whatever information Bank has concerning the request, including but not limited to the date, time and place the request was received, the party or parties from whom the request was received, the specific nature and substance of the request and the purpose of the request.

b.             If Marranca receives any legal document, or other written or oral request for confidential information, he shall also notify the person or persons seeking disclosure of information relating to the Corporation or the Bank, and, if known, the person, persons or entity on whose behalf the request was made, that the information requested is confidential and subject to this Agreement, and that it may not be revealed.

c.             Marranca shall provide, with the Corporation or the Bank to reimburse all properly verified and pre-approved out-of-pocket expenses, his assistance and cooperation in any efforts by the Bank or the Corporation to avoid the disclosure of confidential information, including, but not limited to, any attempts by the Corporation or the Bank to obtain a protective order from a Court prohibiting its disclosure.  If the Corporation or the Bank is unable to obtain a protective order, then Marranca will only disclose that confidential information which he is legally required to disclose.

7.             Cooperation and Non-Disparagement.  The parties agree that they will not disparage or make derogatory comments about each other or the Corporation’s or the Bank’s present and former officers, directors, employees, agents, or attorneys, or their business practices.

8.             Agreement Not to Sue.  Marranca agrees never to sue, institute, cause to institute, assist any other person or entity in instituting or permit to be instituted any legal or administrative proceeding relating to or arising out of any claim and/or cause of action released in paragraph 3 above.  Marranca further agrees that if he files or causes to be filed any claim or cause of action which is found to be barred in whole or in part by this Agreement, he will pay all attorneys’ fees and costs incurred by the defending party, its present and former officers, directors, employees, agents and attorneys, in defending against those barred claims.

9.             Injunctive Relief.  Marranca agrees that any breach of the agreements and representations set forth in paragraphs 1(e), 5, 6, 7, and 8 will cause the Corporation and the Bank irreparable harm, that such injury cannot be remedied adequately by the recovery of monetary damages, that upon such a breach the Bank or the Corporation shall be entitled, in addition to and not in lieu of any and all other remedies, to injunctive or other equitable relief without the posting of any bond or undertaking and that such injunctive and/or equitable relief will not work a hardship on him.  The Corporation and the Bank further agree that in any and/or all such circumstances, all of their obligations under this Agreement will remain in full force and effect.

10.           Choice of Law.  This Agreement shall be governed by, construed under and enforced pursuant to the laws of the Commonwealth of Pennsylvania.

11.           Agreement Freely and Voluntarily Entered Into.  Marranca warrants and represents that he has signed this Agreement after review and consultation with legal counsel of his choice and that he understands this Agreement and signs it freely, knowingly and voluntarily, without any legal reservation and fully intending to be legally bound hereby.

12.           Complete Written Settlement.  This Agreement expresses a full and complete settlement of all disputes between Marranca and the Corporation and the Bank.  Marranca agrees that there are absolutely no agreements or reservations relating to termination of Marranca’s employment and Marranca’s release of the Corporation and the Bank that are not clearly expressed in writing herein.  This Agreement may not be modified except in writing signed by all parties hereto.  Marranca further agrees that the payments and benefits described herein are all he and/or his counsel are ever to receive, and that the execution hereof is with the full knowledge that this Agreement covers all possible claims.

13.           Binding on Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

14.           Counterparts.  This Agreement may be executed in multiple counterparts, and shall be fully valid, legally binding and enforceable whether executed in a single document or in such counterparts.

15.           Termination of this Agreement.

a.             Notwithstanding any other provisions of this Agreement, this Agreement shall terminate automatically upon Marranca’s death and that of his spouse and Marranca’s rights under this Agreement shall cease as of the date such termination.

b.             Notwithstanding any other provisions of this Agreement, the Bank and/or Corporation may terminate this Agreement for “Cause.” As used in this Agreement, the Bank and/or Corporation shall have “Cause” to terminate this Agreement and therefore may terminate this Agreement upon any of the following:

i               the violation of any law, rule or regulation governing banks or bank officers or any final cease and desist order issued by a bank regulatory authority to Bank or

Corporation or Marranca for past, present, or future conduct by Marranca involving the Bank or the Corporation;

ii.             the direction, recommendation, or order of a state or federal banking regulatory authority to terminate this Agreement, for any legally authorized reason available to such regulatory authority, including but not limited to, in the event that the Bank is taken into conservatorship or receivership;

iii.            any final removal or prohibition order to which Marranca is subject, by any federal banking regulatory agency, including but not limited to by the Federal Deposit Insurance Corporation pursuant to Section 8(e) or Section 8 (g) of the Federal Deposit Insurance Act, or by a Pennsylvania State Banking regulatory agency or other Pennsylvania State Agency pursuant to Pennsylvania Law, for any past, present, or future conduct by Marranca involving the Bank or the Corporation; or

iv.            Marranca breaches any of the agreements and representations set forth in paragraphs 1(e), 5, 6, 7, and 8 of this Agreement.

AGREED TO AND INTENDING TO BE LEGALLY BOUND HEREBY, THE PARTIES BELOW HAVE EXECUTED THIS COMPLETE SETTLEMENT AGREEMENT AND GENERAL RELEASE.

WITNESS:

/s/Barbara Shimkus	/s/Michael F. Marranca
MICHAEL F. MARRANCA

DATED: July 30, 2004

ATTEST:	THE FIDELITY DEPOSIT AND DISCOUNT BANK

/s/Barbara Shimkus	By:	/s/Patrick Dempsey
Patrick Dempsey, Chairman

ATTEST:	FIDELITY D&D BANCORP, INC.

/s/Barbara Shimkus	By:	/s/Patrick Dempsey
Patrick Dempsey, Chairman